Exhibit 99.1

Immediate Release
Contact: Patrick Nolan
248.754.0884

BORGWARNER ANNOUNCES MULTIPLE ELECTRIFICATION AWARDS AND REPORTS FIRST QUARTER RESULTS

Auburn Hills, Michigan, May 4, 2022 – BorgWarner Inc. (NYSE: BWA) today reported first quarter results.

New Program Awards and Charging Forward Highlights:
•BorgWarner announced the first OEM business win for the Company’s flexible battery management system (BMS) technology. The Company’s BMS has been selected by a leading global vehicle manufacturer to equip all of its B-segment, C-segment and light commercial vehicles, expected to begin in 2023.
•BorgWarner has been selected to provide high-voltage hairpin (HVH) eMotors for a leading electric vehicle brand in China. The eMotors will be used in an 800V propulsion system platform, expected to start mass production in 2023.
•BorgWarner will supply a leading Chinese OEM with a dual Inverter to be used in hybrid vehicles expected to launch in 2023. The award further strengthens the Company’s leadership position in China’s dedicated hybrid transmission (DHT) and hybrid inverter market.
•Based on new business awards and actions announced to date, BorgWarner believes it is already on track to achieve more than $3.3 billion of electric vehicle revenue by 2025. The Company continues to expect its 2022 electric vehicle revenue to grow to more than $800 million, which is more than double what it was in 2021.

First Quarter Highlights:
•U.S. GAAP net sales of $3,874 million, down 3% compared with first quarter 2021.
◦Excluding the impact of foreign currencies and the impact of divestitures, organic sales were up 1% compared with first quarter 2021.
•U.S. GAAP net earnings of $0.84 per diluted share.
◦Excluding the $(0.21) per diluted share related to non-comparable items (detailed in the table below), adjusted net earnings were $1.05 per diluted share.
•U.S. GAAP operating income of $352 million, or 9.1% of net sales.
◦ Excluding the $37 million of pretax expenses related to non-comparable items, adjusted operating income was $389 million, or 10.0% of net sales.
•Net cash provided by operating activities of $116 million.
◦ Free cash flow was $(61) million.

Financial Results:
The Company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations, and related tax effects.

	Three Months Ended March 31,
	2022	2021
Earnings per diluted share	$0.84	$0.27

Non-comparable items:
Unrealized loss on equity securities	0.14	0.87
Merger, acquisition and divestiture expense	0.09	0.04
Restructuring expense	0.06	0.12
Gain on sale of business	(0.08)	—
Tax adjustments	—	(0.09)

Adjusted earnings per diluted share	$1.05	$1.21

Net sales were $3,874 million for the first quarter 2022, down 3% from $4,009 million for the first quarter 2021, due primarily to the impact of the decline in industry production and weaker foreign currencies. Net earnings for the first quarter 2022 were $200 million, or $0.84 per diluted share, compared with net earnings of $65 million, or $0.27 per diluted share, for the first quarter 2021. Adjusted net earnings per diluted share for the first quarter 2022 were $1.05, down from an adjusted net earnings per diluted share of $1.21 for the first quarter 2021. Adjusted net earnings for the first quarter 2022 excluded net non-comparable items of $(0.21) per diluted share. Adjusted net earnings for the first quarter 2021 excluded net non-comparable items of $(0.94) per diluted share. These items are listed in the table above, which is provided by the Company for comparison with other results and the most directly comparable U.S. GAAP measures. The decrease in adjusted net earnings was primarily due to the impact of lower revenue, higher commodity costs, and the AKASOL AG acquisition.

Full Year 2022 Guidance: The Company has provided 2022 full year guidance. Net sales are expected to be in the range of $15.5 billion to $16.0 billion, compared with 2021 sales of $14.8 billion. This implies a year-over-year increase in organic sales of 10% to 13%. The Company expects its weighted light and commercial vehicle markets to increase in the range of approximately 2.5% to 5% in 2022. Foreign currencies are expected to result in a year-over-year decrease in sales of approximately $650 million primarily due to the Euro, as well as the weakening of the Korean Won and Chinese Renminbi against the U.S. dollar. The acquisition of Santroll’s light vehicle eMotor business is expected to increase year-over-year sales by approximately $60 million to $70 million. The divestiture of the Water Valley, Mississippi business will decrease year-over-year sales by approximately $177 million.

Operating margin for the full year is expected to be in the range of 8.5% to 9.0%. Excluding the impact of non-comparable items, adjusted operating margin is expected to be in the range of 9.8% to 10.2%. Net earnings are expected to be within a range of $3.39 to $3.77 per diluted share. Excluding the impact of non-comparable items, adjusted net earnings are expected to be within a range of $3.90 to $4.25 per diluted share. Full-year operating cash flow is expected to be in the range of $1,500 million to $1,550 million, while free cash flow is expected to be in the range of $650 million to $750 million.

At 9:30 a.m. ET today, a brief conference call concerning first quarter 2022 results and guidance will be webcast at: https://www.borgwarner.com/investors. Additionally, an earnings call presentation will be available at https://www.borgwarner.com/investors.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we’re accelerating the world’s transition to eMobility -- to help build a cleaner, healthier, safer future for all.

# # #

Forward-Looking Statements: This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact contained or incorporated by reference in this press release that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently-filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: supply disruptions impacting us or our customers, such as the current shortage of semiconductor chips that has impacted original equipment manufacturer (“OEM”) customers and their suppliers, including us; commodities availability and pricing; competitive challenges from existing and new competitors including OEM customers; the challenges associated with rapidly-changing technologies, particularly as relates to electric vehicles, and our ability to innovate in response; uncertainties regarding the extent and duration of impacts of matters associated with the COVID-19 pandemic, including additional production disruptions; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by Russia’s invasion of Ukraine; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis including our recent acquisitions of AKASOL AG and Santroll’s light vehicle eMotor business and our 2020 acquisition of Delphi Technologies PLC; the ability to identify appropriate combustion portfolio businesses for disposition and consummate planned dispositions on acceptable terms; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; our dependence on automotive and truck production, both of which are highly cyclical and subject to disruptions; our reliance on major OEM customers; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently-filed Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended March 31,
	2022	2021
Net sales	$3,874	$4,009
Cost of sales	3,124	3,191
Gross profit	750	818
Gross margin	19.4%	20.4%

Selling, general and administrative expenses	388	377
Restructuring expense	15	30
Other operating (income) expense, net	(5)	8
Operating income	352	403

Equity in affiliates’ earnings, net of tax	(8)	(12)
Unrealized loss on equity securities	39	272
Interest expense, net	15	18
Other postretirement income	(9)	(11)
Earnings before income taxes and noncontrolling interest	315	136

Provision for income taxes	91	42
Net earnings	224	94

Net earnings attributable to noncontrolling interest, net of tax	24	29
Net earnings attributable to BorgWarner Inc.	$200	$65

Diluted earnings per share of common stock	$0.84	$0.27

Weighted average shares outstanding — diluted	239.0	238.4

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)
(in millions)
	Three Months Ended March 31,
	2022	2021
Air Management	$1,931	$2,011
e-Propulsion & Drivetrain	1,390	1,466
Fuel Injection	472	475
Aftermarket	205	197
Inter-segment eliminations	(124)	(140)
Net sales	$3,874	$4,009

Segment Adjusted Operating Income (Unaudited)
(in millions)

	Three Months Ended March 31,
	2022	2021
Air Management	$257	$329
e-Propulsion & Drivetrain	119	149
Fuel Injection	52	34
Aftermarket	24	21
Segment Adjusted Operating Income	452	533
Corporate, including stock-based compensation	63	69
Merger, acquisition and divestiture expense	23	13
Intangible asset amortization expense	23	20
Restructuring expense	15	30
Gain on sale of business	(24)	—
Net gain on insurance recovery for property damage	—	(2)
Equity in affiliates’ earnings, net of tax	(8)	(12)
Unrealized loss on equity securities	39	272
Interest expense, net	15	18
Other postretirement income	(9)	(11)
Earnings before income taxes and noncontrolling interest	315	136
Provision for income taxes	91	42
Net earnings	224	94
Net earnings attributable to noncontrolling interest, net of tax	24	29
Net earnings attributable to BorgWarner Inc.	$200	$65

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$1,501	$1,841
Restricted cash	3	3
Receivables, net	3,166	2,898
Inventories, net	1,644	1,534
Prepayments and other current assets	326	321
Total current assets	6,640	6,597

Property, plant and equipment, net	4,337	4,395
Other non-current assets	5,701	5,583
Total assets	$16,678	$16,575

LIABILITIES AND EQUITY
Notes payable and other short-term debt	$64	$66
Accounts payable	2,465	2,276
Other current liabilities	1,330	1,456
Total current liabilities	3,859	3,798

Long-term debt	4,223	4,261
Other non-current liabilities	1,258	1,254
Total liabilities	9,340	9,313

Total BorgWarner Inc. stockholders’ equity	7,050	6,948
Noncontrolling interest	288	314
Total equity	7,338	7,262
Total liabilities and equity	$16,678	$16,575

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Three Months Ended March 31,
	2022	2021
OPERATING
Net cash provided by operating activities	$116	$342
INVESTING
Capital expenditures, including tooling outlays	(177)	(195)
Capital expenditures for damage to property, plant and equipment	—	(2)
Payments for businesses acquired, net of cash acquired	(157)	—
Proceeds from settlement of net investment hedges, net	12	11
Proceeds from (payments for) investments in equity securities	30	(2)
Proceeds from the sale of business, net	25	—
Proceeds from asset disposals and other, net	13	3
Net cash used in investing activities	(254)	(185)

FINANCING
Net increase in notes payable	—	7
Additions to debt	—	22
Payments for debt issuance costs	—	(1)
Repayments of debt, including current portion	(2)	(26)
Payments for purchase of treasury stock	(40)	—
Payments for stock-based compensation items	(17)	(13)
Purchase of noncontrolling interest	(59)	—
Dividends paid to BorgWarner stockholders	(41)	(40)
Dividends paid to noncontrolling stockholders	(36)	—
Net cash used in financing activities	(195)	(51)
Effect of exchange rate changes on cash	(7)	(1)
Net (decrease) increase in cash, cash equivalents and restricted cash	(340)	105
Cash, cash equivalents and restricted cash at beginning of year	1,844	1,650
Cash, cash equivalents and restricted cash at end of period	$1,504	$1,755

Supplemental Information (Unaudited)
(in millions)
	Three Months Ended March 31,
	2022	2021
Depreciation and tooling amortization	$157	$175
Intangible asset amortization	$23	$20

Non-GAAP Financial Measures
This press release contains information about BorgWarner’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures below and in the Financial Results table above. The provision of these comparable GAAP financial measures for 2022 is not intended to indicate that BorgWarner is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by BorgWarner may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income and Adjusted Operating Margin
In 2021 and prior, the Company defined adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations. Beginning in the first quarter of 2022, the Company updated its definition of adjusted operating income and adjusted operating margin to add back intangible asset amortization expense. For comparability, the 2021 reconciliation below adds back intangible asset amortization expense. The updated definition of adjusted operating income is operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, intangible asset amortization expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by net sales.

Adjusted Net Earnings
The Company defines adjusted net earnings as net earnings attributable to BorgWarner Inc. adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations, and related tax effects. The impact of intangible asset amortization expense will continue to be included in adjusted net earnings.

Adjusted Earnings per Diluted Share
The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company's ongoing operations, and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted earnings per share.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures and is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.

Organic Net Sales Change
The Company defines organic net sales changes as net sales change year over year excluding the estimated impact of foreign exchange (FX) and net MD&A.

Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
	Three Months Ended March 31,
(in millions)	2022	2021
Net sales	$3,874	$4,009

Operating income	$352	$403
Operating margin	9.1%	10.1%

Non-comparable items:
Merger, acquisition and divestiture expense	$23	$13
Intangible asset amortization expense	23	20
Restructuring expense	15	30
Gain on sale of business	(24)	—
Net gain on insurance recovery for property damage	—	(2)
Adjusted operating income	$389	$464
Adjusted operating margin	10.0%	11.6%

Free Cash Flow Reconciliation (Unaudited)
	Three Months Ended March 31,
(in millions)	2022	2021
Net cash provided by operating activities	$116	$342
Capital expenditures, including tooling outlays	(177)	(195)
Free cash flow	$(61)	$147

First Quarter 2022 Organic Net Sales Change (Unaudited)
(in millions)	Q1 2021 Net Sales	FX	Q1 2022 Disposition Impact	Organic Net Sales Change	Q1 2022 Net Sales	Organic Net Sales Change %
Air Management	$2,011	$(70)	$—	$(10)	$1,931	(0.5)%
e-Propulsion & Drivetrain	1,466	(20)	(52)	(4)	1,390	(0.3)%
Fuel Injection	475	(10)	—	7	472	1.5%
Aftermarket	197	(13)	—	21	205	10.7%
Inter-segment eliminations	(140)	—	—	16	(124)	—
Total	$4,009	$(113)	$(52)	$30	$3,874	0.8%

Adjusted Operating Income and Adjusted Operating Margin Guidance Reconciliation (Unaudited)
	Full-Year 2022 Guidance
(in millions)	Low	High
Net sales	$15,500	$16,000

Operating income	1,325	1,442
Operating margin	8.5%	9.0%

Non-comparable items:
Restructuring expense	$100	$100
Intangible asset amortization expense	94	94
Merger, acquisition and divestiture expense	30	23
Gain on sale of business	(24)	(24)
Adjusted operating income	$1,525	$1,635
Adjusted operating margin	9.8%	10.2%

Adjusted Earnings Per Diluted Share Guidance Reconciliation (Unaudited)
	Full-Year 2022 Guidance
	Low	High
Earnings per Diluted Share	$3.39	$3.77

Non-comparable items:
Restructuring expense	0.33	0.33
Unrealized loss on equity securities	0.14	0.14
Merger, acquisition and divestiture expense	0.12	0.09
Gain on sale of business	(0.08)	(0.08)
Adjusted Earnings per Diluted Share	$3.90	$4.25

Free Cash Flow Guidance Reconciliation (Unaudited)
	Full-Year 2022 Guidance
(in millions)	Low	High
Net cash provided by operating activities	$1,500	$1,550
Capital expenditures, including tooling outlays	(850)	(800)
Free cash flow	$650	$750